Exhibit 1.1

Gemini Space Station, Inc.

Class A Common Stock, par value $0.001 per share

Underwriting Agreement

[•], 2025

Goldman Sachs & Co. LLC

Citigroup Global Markets Inc.

As Representatives (the “Representatives”) of the several Underwriters,

named in Schedule I hereto,

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Gemini Space Station, Inc., a Nevada corporation (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [•] shares of Class A common stock, par value $0.001 per share (“Class A Common Stock”) and, at the election of the Underwriters, up to [•] additional shares of Class A Common Stock, and at the election of the Underwriters, the stockholders named in Schedule II hereto (the "Selling Stockholders") of the Company propose, subject to the terms and conditions stated in this Agreement, to sell to the Underwriters up to [•] addition shares. The aggregate of [•] shares to be sold by the Company is herein called the “Firm Shares” and the aggregate of [•] additional shares to be sold by the Company and the aggregate of [•] shares sold by the Selling Stockholders are herein called the “Optional Shares.” The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares.”

Goldman Sachs & Co. LLC (the “Directed Share Underwriter”) has agreed to reserve up to [•] Shares of the Shares to be purchased by it under this Agreement for sale at the direction of the Company to certain parties related to the Company (collectively, “Participants”). The Shares to be sold by the Directed Share Underwriter pursuant to the Directed Share Program are hereinafter called the “Directed Shares.” Any Directed Shares not confirmed for purchase by the deadline established therefor by the Directed Share Underwriter in consultation with the Company will be offered to the public by the Underwriters as set forth in the Prospectus.

1.             (a)             The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i)              A registration statement on Form S–1 (File No. 333-289665) (the “Initial Registration Statement”) in respect of the Shares has been filed with the U.S. Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or, to the Company’s knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 6(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act or Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication”; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(ii)             (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 10(c) of this Agreement) or any Selling Stockholder Information (as defined in Section 1(b)(vi) of this Agreement);

(iii)            For the purposes of this Agreement, the “Applicable Time” is [•] [a.m./p.m.] (New York City time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule III(b) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 5(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery, will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information or any Selling Stockholder Information;

(iv)           No documents were filed with the Commission since the Commission’s close of business on the Business Day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III hereto;

(v)            The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, as of its date and as of each Time of Delivery, will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information or any Selling Stockholder Information;

(vi)           Neither the Company nor any of its subsidiaries has, since the date of the latest audited financial statements included in the Pricing Prospectus, (i) sustained any loss or interference with its business that is material to the Company and its subsidiaries, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus and other than as described therein, there has not been (x) any change in the capital stock (other than as a result of (i) the exercise, vesting or settlement, if any, of stock options, restricted stock units or other awards, or the award, if any, of stock options, restricted stock, restricted stock units or other awards, in each case in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Prospectus and the Prospectus or (ii) the issuance, if any, of stock upon the exercise, reclassification, conversion and/or stock split, as applicable, of Company securities as described in the Pricing Prospectus and the Prospectus) or long-term or short-term debt of the Company or any of its subsidiaries or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (ii) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus;

(vii)          The Company and its subsidiaries do not own any real property and have good and marketable title to all personal property owned by them (other than with respect to intellectual property, which is addressed exclusively in subsection (xxvii) of this Section 1(a)), in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(viii)         Each of the Company and each of its subsidiaries has been (i) duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization (where such concept exists), with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing (where such concept exists) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and each significant subsidiary (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Act), if any, of the Company has been listed in the Registration Statement;

(ix)            The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company, have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of the capital stock contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(x)             The Shares to be issued and sold by the Company have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Class A Common Stock contained in the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights, except as have been validly waived or complied with;

(xi)            The issue and sale of the Shares to be sold by the Company and the compliance by the Company with this Agreement and the consummation of the transactions contemplated in this Agreement and the Pricing Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) the articles of incorporation or bylaws (or other applicable organizational document) of the Company, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of clauses (A) and (C), for such defaults, breaches, or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue of the Shares to be sold by the Company and the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement or the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered, except such as will or have been obtained under the Act, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements, the approval for listing of the Shares on the Nasdaq Stock Market (the “Exchange”), and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(xii)           Neither the Company nor any of its subsidiaries is (i) in violation of its articles of incorporation or bylaws (or other applicable organizational document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xiii)          The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the capital stock, under the caption “U.S. Federal Income Tax Considerations for Non-U.S. Holders,” and under the caption “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects; provided, however, with respect to the statements set forth under the caption “Underwriting,” this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined herein);

(xiv)          Other than as set forth in the Pricing Prospectus and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is a party or of which any property or assets of the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is the subject which, if determined adversely to the Company or any of its subsidiaries (or such officer or director), would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others; there are no current or pending Actions that are required under the Act to be described in the Registration Statement or the Pricing Prospectus that are not so described in all material respects therein; and there are no statutes, regulations or contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, or the Pricing Prospectus that are not so filed as exhibits to the Registration Statement or described in all material respects in the Registration Statement and the Pricing Prospectus

(xv)           The Company is not and, immediately after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Pricing Prospectus and the Prospectus, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended;

(xvi)         At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(xvii)         Deloitte & Touche LLP, who has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(xviii)       The Company has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure to file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto);

(xix)          The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that (i) has been designed to comply with the requirements of the Exchange Act applicable to the Company, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles (“GAAP”) and (iii) is designed to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and, except as disclosed in the Pricing Prospectus and the Prospectus, the Company is not aware of any material weaknesses in its internal control over financial reporting, it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), as of an earlier date than it would otherwise be required to so comply under applicable law;

(xx)           Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting;

(xxi)          The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(xxii)         This Agreement has been duly authorized, executed and delivered by the Company;

(xxiii)        Neither the Company nor any of its subsidiaries, nor any director or officer, nor, to the knowledge of the Company, any employee of the Company or any of its subsidiaries or any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has: (i) made, offered, promised or authorized any contribution, gift, entertainment or other expense (or taken any act in furtherance thereof) in violation of the Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder, the Bribery Act 2010 of the United Kingdom, or any other similar and applicable anti-corruption, anti-bribery or related law, statute or regulation (collectively, “Anti-Corruption Laws”); (ii) made, offered, promised or authorized any direct or indirect payment in violation of applicable Anti-Corruption Laws; or (iii) violated or is in violation of applicable Anti-Corruption Laws; the Company and its subsidiaries have conducted their businesses in compliance with Anti-Corruption Laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of Anti-Corruption Laws;

(xxiv)        The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT Act of 2001, and the rules and regulations promulgated thereunder, and the applicable anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulation or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened;

(xxv)         Neither the Company nor any of its subsidiaries, nor any director or officer, nor, to the knowledge of the Company, any employee of the Company or any of its subsidiaries or any agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries is: (i) currently the subject or the target of any sanctions administered or enforced by: the U.S. Government, including, the Office of Foreign Assets Control of the U.S. Department of the Treasury, or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, His Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority having jurisdiction over the Company or any of its subsidiaries (collectively, “Sanctions”), (ii) located, organized, or resident in a country or territory that is the subject or target of Sanctions (a “Sanctioned Jurisdiction”). The Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions, in violation of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; neither the Company nor any of its subsidiaries is engaged in, or has, at any time since April 24, 2019, engaged in, any dealings or transactions with or involving any individual or entity that was or is, as applicable, at the time of such dealing or transaction, the subject or target of Sanctions or with any Sanctioned Jurisdiction, in violation of Sanctions; the Company and its subsidiaries have instituted, and maintain, policies and procedures designed to promote and achieve continued compliance with Sanctions;

(xxvi)        The financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;

(xxvii)       Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries (i) own or otherwise possess adequate rights to use all patents, trademarks, service marks, trade names, domain names and other source indicators, copyrights, know-how, software, systems, technology, trade secrets, other unpatented and/or unpatentable proprietary or confidential information, systems or procedures and all other intellectual property and similar proprietary rights in any jurisdiction throughout the world (including all registrations of and applications for registration of, and all goodwill associated with, any of the foregoing) (collectively, “Intellectual Property”) used or held for use in, or otherwise necessary for, the conduct of their respective businesses, (ii) do not, through the conduct of their respective businesses, infringe, misappropriate or otherwise violate, and have not, through the conduct of their respective businesses, infringed, misappropriated or otherwise violated, any such Intellectual Property rights of any third parties and (iii) have not received any written notice of any pending or, to the Company’s knowledge, threatened claim of infringement, misappropriation or other violation of any such Intellectual Property rights of any third parties. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim challenging the Company’s or any of its subsidiaries’ validity, enforceability, ownership, scope or registration of any Intellectual Property owned by the Company or any of its subsidiaries;

(xxviii)      The Intellectual Property rights owned by the Company and its subsidiaries are subsisting, and to the knowledge of the Company, valid and enforceable. All Intellectual Property owned by the Company or its subsidiaries is owned solely and exclusively by the Company or its subsidiaries, free and clear of all liens, encumbrances, defects and other restrictions. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the knowledge of the Company, no third party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Intellectual Property owned by the Company or any of its subsidiaries. Each employee and contractor engaged in the development of Intellectual Property for or on behalf of the Company or any subsidiary of the Company has executed an invention assignment agreement whereby such employee or contractor presently assigns all of their right, title and interest in and to such Intellectual Property to the Company or the applicable subsidiary, except where a failure to enter into such agreement would not reasonably be expected to have a Material Adverse Effect, and to the Company’s knowledge, no such agreement has been materially breached or violated. The Company and its subsidiaries take, and have taken, commercially reasonable steps to maintain the confidentiality of all Intellectual Property of the Company and each of its subsidiaries, and no such Intellectual Property has been disclosed other than to employees, representatives and agents of the Company or any of its subsidiaries, all of whom are bound by written confidentiality agreements;

(xxix)         (a) The Company and its subsidiaries use and have used software and other materials distributed under a “free,” “open source,” or similar licensing model (including, but not limited to, the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (collectively, “Open Source Software”) in compliance with all license terms applicable to such Open Source Software, except where the failure to comply would not have a Material Adverse Effect, and (b) neither the Company nor its subsidiaries have used or distributed any Open Source Software in a manner that requires or has required (1) the Company or any of its subsidiaries to permit reverse engineering of any products or services of the Company or any of its subsidiaries, or any software code or other technology owned by the Company or any of its subsidiaries or (2) any products or services of the Company or any of its subsidiaries, or any software code or other technology owned by the Company or any of its subsidiaries, to be (x) disclosed or distributed in source code form, (y) licensed for the purpose of making derivative works or (z) redistributed at no charge, except in the cases of clauses (1) and (2), as would not have or reasonably be expected to have a Material Adverse Effect;

(xxx)          Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries own or have a valid right to use all information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) necessary for the operation of the business of the Company and its subsidiaries as currently conducted. The Company’s and its subsidiaries’ IT Systems (a) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, and (b) to the knowledge of the Company, are free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to, have a Material Adverse Effect, (i) the Company and its subsidiaries have implemented and maintained commercially reasonable technical and organizational controls, policies, procedures, and safeguards designed to maintain and protect the Company’s and its subsidiaries’ confidential information, and the integrity, continuous operation, redundancy and security of all IT Systems and data of their respective customers, employees, suppliers, vendors and any third-party data maintained by or on behalf of the Company and its subsidiaries (including all confidential Company data, “personal data” and “personally identifiable information” (and terms of similar import) as defined under applicable privacy laws and maintained or processed by or on behalf of the Company and its subsidiaries (“Data”)), and (ii) there has been no breach, violation, or unauthorized outage, destruction, loss, disablement, misappropriation, modification, disclosure, or use of or access to any such IT Systems or Data (each, a “Breach”). The Company and its subsidiaries have not been notified of, and have no knowledge of, any event or condition that would reasonably be expected to result in any material Breach, nor does the Company or any of its subsidiaries have any incidents under internal review or investigation relating to the same. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have complied, and are presently in compliance, in all material respects with all applicable laws and statutes, binding industry standards, judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal and external policies and contractual obligations, and all other legal obligations, in each case, relating to the collection storage, use, disclosure, transfer, disposal or other processing of Data and to the protection of such IT Systems and Data from a Breach (collectively, “Data Security Obligations”). Neither the Company nor any of its subsidiaries has received any notice or complaint, that would reasonably indicate material non-compliance with any Data Security Obligation and there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or, to the Company’s knowledge, threatened, alleging material non-compliance with any of the Data Security Obligations;

(xxxi)         No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included in any of the Registration Statement, the Pricing Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(xxxii)        Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Registration Statement, the Pricing Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects;

(xxxiii)       There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications (it being understood that this subsection shall not require the Company to comply with any provision of the Sarbanes-Oxley Act as of an earlier date than it would otherwise be required to so comply under applicable law);

(xxxiv)      Neither the Company nor any of its affiliates has taken or will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or any of its subsidiaries in connection with the offering of the Shares;

(xxxv)       Except as has not had, or would not reasonably be expected to have, a Material Adverse Effect, none of the following events has occurred: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by the Company or any of its subsidiaries; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries. Except as has not had, or would not reasonably be expected to have, a Material Adverse Effect, none of the following events has occurred within the last three (3) years or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability;

(xxxvi)      Except as set forth or contemplated in the Registration Statement, Pricing Prospectus and the Prospectus, no subsidiary of the Company is currently prohibited under any order of any governmental or regulatory authorities (other than orders applicable to broker-dealers and limited purpose trust companies chartered under the New York Banking Law (a “New York LPTC”), under any applicable law (other than laws and regulations generally limiting the amount that may be paid by broker-dealers and New York LPTCs), or under any agreement (other than indirectly under any supervisory agreements with applicable governmental or regulatory authorities) or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company);

(xxxvii)     Neither the Company nor any of its subsidiaries is subject to regulation as a “bank holding company” under the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its subsidiaries owns or controls, directly or indirectly, 5% or more of the outstanding shares of any class of voting securities or 25% or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve;

(xxxviii)    The Company and each of its subsidiaries (i) are in material compliance with any and all applicable laws and regulations relating to the business of banking including, but not limited to, the New York Banking Law and all other applicable banking laws and rules and regulations promulgated by the New York Department of Financial Services and all other applicable banking regulators, and (ii) have such charters, permits, licenses, approvals, consents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their respective properties and conduct their respective businesses in the manner described in the Registration Statement, the Pricing Prospectus and the Prospectus, except for any of the foregoing that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as described in the Pricing Prospectus and the Prospectus, or except for confidential supervisory information, which, under applicable law and regulation, the Company may not address in this representation, neither the Company nor any of its subsidiaries has received notice of any proceedings related to the revocation or modification of any such Permits, including for the avoidance of doubt any agreements with applicable governmental or regulatory authorities that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect;

(xxxix)       The Company and each of its subsidiaries is duly registered to the extent required with all applicable state, federal and other governmental authorities under Money Transmitter Laws and Virtual Currency Business Laws in the United States and any other applicable non-U.S. countries relating to licensing or registration for its activities. The operations of the Company and each of its subsidiaries has, to the Company’s knowledge, been conducted in material compliance with all requirements under applicable Money Transmitter Laws and Virtual Currency Business Laws. Other than as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company and each of its subsidiaries is not subject to any material enforcement actions, regulatory inquiries and investigations, threatened, ongoing, or settled enforcement, disciplinary matters, complaints discussing actual or potential liabilities, citations or notices of violation, and any significant proceedings before any governmental authority regarding its money transmitter or virtual currency business, except for any of the foregoing that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. For purposes of this paragraph, (1) “Money Transmitter Laws” means all legal or regulatory requirements relating to the licensing or registration of a person that provides services relating to the acceptance of currency, funds, or other value that substitutes for currency from one person and the transmission of currency, funds, or other value that substitutes for currency to another location or person by any means, including through a financial agency or institution, a Federal Reserve Bank or other facility of one or more Federal Reserve Banks, the Board of Governors of the Federal Reserve System, or both, an electronic funds transfer network or an informal value transfer system, or any other person engaged in the transfer of funds; and (2) “Virtual Currency Business Laws” means all legal or regulatory requirements that may be enforced by any governmental authority for activities involving virtual currency, including, but not limited to, (i) receiving virtual currency for transmission or transmitting virtual currency, (ii) storing, holding, or maintaining custody or control of virtual currency on behalf of others, (iii) buying and selling virtual currency, (iv) performing exchange services or (v) controlling, administering or issuing a virtual currency;

(xl)            Other than Gemini Galactic Markets, LLC, which is registered with the Commission as a broker-dealer, neither the Company nor any of its subsidiaries (A) is registered, (B) is required to be registered or (C) as a result of the transactions contemplated by this Agreement will be required to register, as an investment adviser under the Investment Advisers Act of 1940, as amended, as a commodity trading advisor, commodity pool operator, swap dealer or futures commission merchant under the Commodity Exchange Act of 1936, as amended, or as a broker or a dealer under the Exchange Act or under the Blue Sky or securities laws of any applicable jurisdiction or the rules and regulations thereunder, except for any such registration, the failure of which to have obtained would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(xli)           Except as would not reasonably be expected to have a Material Adverse Effect, Gemini Galactic Markets, LLC is registered as a broker-dealer with the Commission, is a member of FINRA and all other self-regulatory organizations (“SRO”) of which it is or is required to be a member and is registered or qualified as a broker-dealer or other regulated entity in each jurisdiction where the conduct of its business requires such registration or qualification, and such registrations, memberships or qualifications have not been suspended, revoked or rescinded and remain in full force and effect. Each “associated person” (as defined in the Exchange Act) of Gemini Galactic Markets, LLC is registered with any SRO and each jurisdiction where the association of such persons with Gemini Galactic Markets, LLC requires such registration, and such registrations have not been suspended, revoked or rescinded and remain in full force and effect, except to the extent that the failure to be so registered, or such suspension, revocation or recission, would not reasonably be expected to have a Material Adverse Effect. The activities and operations of Gemini Galactic Markets, LLC have been conducted in material compliance with all requirements of the Exchange Act, the rules and regulations of the Commission, FINRA and any applicable state securities regulatory authority or other SRO including, but not limited to, (A) establishing financial and operational controls and supervisory procedures in material compliance with all applicable legal and regulatory requirements and (B) maintaining required minimum net capital and net capital in excess of levels that may require “early warning” notice to the Commission, FINRA or any other SRO, except, in each case, as would not individually or in the aggregate expect to have a Material Adverse Effect. Neither Gemini Galactic Markets, LLC, nor any “associated person” (as defined in the Exchange Act) of Gemini Galactic Markets, LLC, is or has been subject to statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act, or a disqualification, as that term is defined in Article III, Section 4 of the FINRA By-Laws, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Gemini Galactic Markets, LLC has not submitted any early warning notice to the Commission or FINRA and has not had any restriction on its business activities imposed upon it based upon the sufficiency of its net capital. Gemini Galactic Markets, LLC has (A) filed all reports, registrations, statements and certifications, together with any amendments required to be made prior to the date hereof with (i) the Commission, (ii) FINRA, (iii) any applicable state securities regulatory authority and (iv) any other SRO and (B) obtained all necessary regulatory approvals that may be required in connection with the sale of the Shares contemplated hereby, except for any such filing or approval, the failure of which to have been obtained would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(xlii)          The Company and its subsidiaries, taken as a whole, are insured against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged and as required by law; and

(xliii)         From the time of initial confidential submission of a registration statement relating to the Shares with the Commission through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”).

(xliv)         Neither the Company nor any of its subsidiaries is a “covered foreign person” as that term is used in the Outbound Investment Rules. For the purpose of this Agreement, “Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, and the implementing regulations codified at 31 C.F.R. §850.202 et seq.

(xlv)          The Registration Statement, the Pricing Disclosure Package and the Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectuses and any Written Testing-the-Waters Communication comply in all material respects, and any further amendments or supplements thereto will comply in all material respects, with any applicable laws or regulations of foreign jurisdictions in which the Pricing Disclosure Package, the Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and any Written Testing-the-Waters Communication, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program;

(xlvi)         No authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States;

(xlvii)        The Company has specifically directed in writing the allocation of Shares to each Participant in the Directed Share Program, and neither the Directed Share Underwriter nor any other Underwriter has had any involvement or influence, directly or indirectly, in such allocation decision and

(xlviii)       The Company has not offered, or caused the Directed Share Underwriter or its affiliates to offer, Shares to any person pursuant to the Directed Share Program (i) for any consideration other than the cash payment of the initial public offering price per share set forth in Schedule III hereof or (ii) with the specific intent to unlawfully influence (x) a customer or supplier of the Company to alter the customer or supplier's terms, level or type of business with the Company or (y) a trade journalist or publication to write or publish favorable information about the Company or its products.

(b)           Each of the Selling Stockholders severally represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(i)              All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained, except for the registration under the Act of the Shares and such consents, approvals, authorizations and orders as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, the rules and regulations of FINRA or the approval for listing on the Exchange or such consents, approvals, authorizations and orders that have been obtained or, if not obtained, would not individually or in the aggregate, affect the validity of the Shares to be sold by such Selling Stockholder or of the sale and transfer thereof as contemplated hereunder or reasonably be expected to materially impair the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement; and such Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

(ii)             The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any of its subsidiaries or any property or assets of such Selling Stockholder, except, in each case, for such defaults, breaches or violations that would not reasonably be expected to have a material adverse effect on the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement and the consummation by such Selling Stockholder of the transactions contemplated by this Agreement in connection with the Shares to be sold by such Selling Stockholder hereunder, except the registration under the Act of the Shares and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities, Blue Sky laws, the rules and regulations of FINRA or the listing on the Exchange in connection with the purchase and distribution of the Shares by the Underwriters and such consents, approvals, authorizations, orders, registrations or qualifications that have already been obtained, made or waived in connection with the purchase and distribution of the Shares by the Underwriters;

(iii)           Such Selling Stockholder has, and immediately prior to each Time of Delivery (as defined in Section 5 hereof) such Selling Stockholder will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Stockholder hereunder at such Time of Delivery, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(iv)           On or prior to the date of the Pricing Prospectus, such Selling Stockholder has executed and delivered to the Underwriters an agreement substantially in the form of Annex II hereto.

(v)            Such Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(vi)           To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, such Registration Statement and Preliminary Prospectus did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this representation and warranty shall (A) not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information and (B) be limited to statements or omissions made in reliance upon and in conformity with information relating to such Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use in the Pricing Prospectus, the Prospectus or any amendments or supplements thereto, it being understood and agreed that the only information furnished by such Selling Stockholder consists of the name of such Selling Stockholder, the number of offered shares and the address and other information of such Selling Stockholder which appear in the Pricing Prospectus or any Prospectus in the table (and corresponding footnotes) under the caption “Principal and Selling Stockholders”, and, if such Selling Stockholders is an executive officer or director of the Company, the biographical information of such Selling Stockholder as set forth under the caption “Management” in the Pricing Prospectus or any Prospectus (with respect to each Selling Stockholder, the “Selling Stockholder Information”);

(vii)          In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of Delivery a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(viii)         Such Selling Stockholder will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to fund or facilitate any activities of or business in violation of Sanctions, or (ii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Money Laundering Laws or any Anti-Corruption Laws; and

(ix)            Such Selling Stockholder is not prompted by any material information concerning the Company or any of its subsidiaries that is not disclosed in the Pricing Prospectus to sell its Shares pursuant to this Agreement; and

2.             Subject to the terms and conditions herein set forth, (a) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $[•], the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) as set forth opposite the Underwriters’ respective names in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company and the Selling Stockholders, as and to the extent indicated in Schedule II hereto agree, severally and not jointly to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 2 (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company and the Selling Stockholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to [•] Optional Shares, at the purchase price per share set forth in the paragraph above; provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by the Company and all Selling Stockholders as set forth in Schedule II hereto initially with respect to the Optional Shares to be sold by the Company and then among the Selling Stockholders in proportion to the maximum number of Optional Shares to be sold by each Selling Stockholder as set forth in Schedule II hereto. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 5 hereof) or, unless you and the Company otherwise agree in writing, earlier than one or later than ten Business Days after the date of such notice.

3.             Subject to the terms and conditions herein set forth, in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at the purchase price per share set forth in clause (a) of Section 2 (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Selling Stockholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to [•] Optional Shares, at the purchase price per share set forth in the paragraph above (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares). Any such election to purchase Optional Shares shall be made in proportion to the number of Optional Shares to be sold by each Selling Stockholder. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 5 hereof) or, unless you and the Company otherwise agree in writing, earlier than one or later than ten business days after the date of such notice.

4.             Upon the authorization by you of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Pricing Disclosure Package and the Prospectus.

5.             (a)             The Shares to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least twenty-four hours’ prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Company and the Selling Stockholders to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account(s) specified by the Company to the Representatives at least twenty-four hours in advance. The Company and the Selling Stockholders will cause the certificates, if any, representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [•], 2025 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b)           The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 9(k) hereof will be delivered at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery; provided that all documents may be delivered electronically unless otherwise agreed upon by the parties hereto. For the purposes of this Section 5, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

6.             The Company agrees with each of the Underwriters:

(a)           To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act prior to the earlier of (i) the First Time of Delivery and (ii) the Commission’s close of business on the second Business Day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order suspending the effectiveness of the Registration Statement or any part thereof or preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)           Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to use commercially reasonable efforts to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation (where not otherwise required), subject itself to taxation for doing business in any jurisdiction in which it is not otherwise subject to taxation or file a general consent to service of process in any jurisdiction (where not otherwise required);

(c)           Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement (or such later time as may agreed by you and the Company) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)           To make generally available to its securityholders as soon as reasonably practicable (which may be satisfied by filing with the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”)), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)           (1) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Company Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including, but not limited to, any options or warrants to purchase shares of Class A Common Stock, shares of the Company’s Class B Common Stock (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”) or any other securities that are convertible into or exchangeable for, or that represent the right to receive Common Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Class A Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the Representatives prior written consent; provided that the foregoing restrictions shall not apply to: (A) the Shares to be sold hereunder; (B) the Shares to be sold hereunder or securities issued, transferred, redeemed or exchanged in connection with the reorganizational transactions (“Transactions”) (as such term is defined in the Registration Statement and the Pricing Disclosure Package in the section titled “About This Prospectus”); (C) the issuance by the Company of Common Stock or any securities or other awards convertible into, exercisable for, or that represent the right to receive Common Stock pursuant to the Company’s equity incentive plans or employee stock purchase plans that are described in the Pricing Prospectus (the “Company’s Plans”) or otherwise in equity compensation arrangements described in the Pricing Prospectus or any shares of Common Stock issuable upon the conversion, exercise or settlement of such awards; (D) the issuance by the Company of Shares upon the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise, conversion or settlement and in respect of tax withholding payments due upon the exercise of options or the vesting of equity-based awards) or the settlement of restricted stock units or other equity awards (including net settlement and in respect of tax withholding payments), in each case outstanding on or prior to the date hereof or as otherwise contemplated by any Lock-Up Letter (as defined below) entered into by the Company’s securityholders; (E) facilitating the establishment of a trading plan on behalf of a securityholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Stock as permitted by a Lock-Up Letter; (F) the entry into an agreement providing for the issuance by the Company of shares of Common Stock or any security convertible into or exercisable for shares of Common Stock in connection with the acquisition by the Company or any of its subsidiaries of the securities, business, technology, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, and the issuance of any such securities pursuant to any such agreement; (G) the entry into any agreement providing for the issuance of shares of Common Stock or any security convertible into or exercisable for shares of Common Stock in connection with joint ventures, commercial relationships or other strategic transactions, and the issuance of any such securities pursuant to any such agreement; and (H) the filing of any registration statement on Form S-8 or a successor form thereto relating to the resale of securities as contemplated by any Lock-Up Letter or the Company’s Plans or any assumed employee benefit plan contemplated by clause (F); provided that in the case of clauses (F) and (G), the aggregate number of shares of Common Stock that the Company may sell or issue or agree to sell or issue pursuant to clauses (F) and (G) shall not exceed 7.5% of the total number of shares of Common Stock issued and outstanding immediately following the completion of the transactions contemplated by this Agreement; and provided further that, in the case of clauses (C), (F) and (G), the recipient of such securities shall have executed a Lock-Up Letter on or prior to the date of issuance of such securities.

(2) If the Representatives, in their sole discretion, agree to release or waive the restrictions in a Lock-Up Letter (as defined below), in each case for an officer or director of the Company, and provide the Company with notice of the impending release or waiver at least three (3) Business Days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex I hereto through a major news service at least two Business Days before the effective date of the release or waiver;

(f)            During a period of three (3) years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders ‘ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided, however, that no reports, communications or financial information need to be furnished or filed pursuant to this Section 5(f) to the extent they are available on EDGAR;

(g)           During a period of three (3) years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as practicable after the date that they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); provided, however, that no reports, communications or financial information need to be furnished or filed pursuant to this Section 5(g) to the extent they are available on EDGAR or to the extent such provision of such reports, documents or other information would require public disclosure by the Company under Regulation FD;

(h)           To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(i)            To use its best efforts to list for trading, subject to official notice of issuance, the Shares on the Exchange;

(j)            To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(k)           If the Company elects to rely upon Rule 462(b) under the Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Act by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a);

(l)            Upon reasonable request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and

(m)          To promptly notify you if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) the last Time of Delivery.

(n)           To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

7.             (a)             The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Selling Stockholder represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III(a) hereto;

(b)           The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c)           The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication prepared or authorized by it, any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication prepared or authorized by it would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus or Written Testing-the-Waters Communications made in reliance upon and in conformity with the Underwriter Information or any Selling Stockholder Information;

(d)           The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communications, other than those distributed with the prior consent of the Representatives that are listed on Schedule III(c) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications; and

(e)           Each Underwriter represents and agrees that (i) any Testing-the-Waters Communications undertaken by it were with entities that such Underwriter reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act.

8.            The Company and each of the Selling Stockholders covenant and agree with one another and with the several Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, if any, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses incurred and documented in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 6(b) hereof, including the documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; and (v) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; if applicable (vii) the cost and charges of any transfer agent or registrar; and (viii) all other reasonable costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 8; and (c) such Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for such Selling Stockholder not paid for by the Company and (ii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder provided, however, that the amount payable by the Company for the fees and disbursements of counsel to the Underwriters described in (iii) and (v) of this Section 8 shall not exceed an aggregate of $50,000. In addition, the Company shall pay or cause to be paid all fees and disbursements of counsel for the Underwriters in connection with the Directed Share Program not to exceed $50,000 and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program. In connection with clause (c)(iii) of the preceding sentence, the Representatives agree to pay New York State stock transfer tax, and the Selling Stockholder agrees to reimburse the Representatives for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that (i) the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section 8, and Sections 10 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make, (ii) the Company will bear all of the Company’s (but not the Underwriters’) travel and lodging expenses and the Underwriters will bear all of the Underwriters’ (but not the Company’s) travel and lodging expenses, in each case, in connection with any roadshow presentation to investors and (iii) notwithstanding clause (ii), the Company, on the one hand, and the Underwriters, on the other hand, shall each pay 50% of the cost of any chartered plane, jet, private aircraft or other transportation chartered in connection with any roadshow presentation to investors (it being understood that the use of any chartered plane, jet or private aircraft shall expressly be approved by the Company and the Representatives).

9.            The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a)           The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or, to the Company’s knowledge, threatened by the Commission no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the Company’s knowledge, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)           Davis Polk & Wardwell LLP, counsel for the Underwriters, shall have furnished to you such written opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)           Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, shall have furnished to you their written opinion and negative assurance letter, dated such Time of Delivery, in form and substance reasonably satisfactory to you;

(d)           Brownstein Hyatt Farber Schreck, LLP, Nevada counsel for the Company, shall have furnished to you their written opinion and negative assurance letter, dated such Time of Delivery, in form and substance reasonably satisfactory to you;

(e)           Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Selling Stockholders, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to you;

(f)            On the date of the Prospectus at a time prior to the execution of this Agreement, at or around 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you;

(g)           (i) Neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included in the Pricing Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock (other than as a result of (A) the exercise or settlement, if any, of stock options or restricted stock units (including any “net” or “cashless” exercises or settlements), or the award, if any, of stock options, restricted stock units, restricted stock or other awards, in each case pursuant to the Company’s equity plans that are described in the Pricing Prospectus and the Prospectus, (B) the repurchase of shares of capital stock upon termination of a holders’ employment or service with the Company pursuant to agreements providing for an option to repurchase or a right of first refusal on behalf of the Company; (C) the issuance by the Company of securities convertible into, exchangeable for or that represent that right to receive shares of Class A Common Stock on the date of the Pricing Prospectus, in each case as described in the Pricing Prospectus and Prospectus or (D) the issuance, if any, of Common Stock upon conversion or exercise of Company securities as described in the Pricing Prospectus and the Prospectus) or long-term debt of the Company or any of its subsidiaries or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (y) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(h)           On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(i)            The Shares to be sold at such Time of Delivery shall have been duly listed, subject to official notice of issuance, on the Exchange;

(j)            The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each officer and director of the Company and substantially all of the stockholders of the Company, substantially to the effect set forth in Annex II hereto (a “Lock-Up Letter”);

(k)           The Company shall have complied with the provisions of Section 6(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(l)            The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsection (a) of this Section 9.

10.      (a)      The Company will indemnify and hold harmless each Underwriter and each Selling Stockholder against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any roadshow as defined in Rule 433(h) under the Act (a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Testing-the-Waters Communication prepared or authorized by the Company, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter or Selling Stockholder for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Selling Stockholders shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, any roadshow or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information.

(b)           Each of the Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any roadshow or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or any roadshow or any Testing-the-Waters Communication, in reliance upon and in conformity with Selling Stockholder Information furnished to the Company by such Selling Stockholder expressly for use therein; and will reimburse each Underwriter for any out-of-pocket legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter information. Notwithstanding anything to the contrary in this Section 10, the liability of each Selling Stockholder under this Section 10(b) shall in no event exceed the amount of such Selling Stockholder’s net proceeds (after deducting underwriting discounts and commissions but before deducting any other expenses) from its sale of the Shares under this Agreement (the “Selling Stockholder Proceeds”).

(c)           Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company and each Selling Stockholder for any out of pocket legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the sixth paragraph under the caption “Underwriting,” and the information contained in the thirteenth, fourteenth and fifteenth paragraphs under the caption “Underwriting.”

(d)           Promptly after receipt by an indemnified party under subsection (a), (b) or (c) of this Section 10 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 10 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 10. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable and documented costs of investigation. No indemnifying party shall (x) without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party or (y) be liable for any settlement of any action effected without its prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)           If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion that the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand (provided that, with respect to each of the Selling Stockholders, such determination shall be limited by reference only to such Selling Stockholder’s Selling Stockholder Information) or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. Notwithstanding anything to the contrary in this Section 10, the liability of each Selling Stockholder under this Section 10(e) shall in no event exceed its Selling Stockholder Proceeds; provided, however, in no event shall any Selling Stockholder <be required to contribute pursuant to this subsection (e) any amount in excess of the amount by which the Selling Stockholder Proceeds received by such Selling Stockholder from the sale of the Shares exceeds the damages that such Selling Stockholder would have otherwise been required to pay under subsection (b) above.

(f)           The obligations of the Company and the Selling Stockholders under this Section 10 shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company and the Selling Stockholders within the meaning of the Act.

(i)            The Company will indemnify and hold harmless the Directed Share Underwriter against any losses, claims, damages and liabilities to which the Directed Share Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims damages or liabilities (or actions in respect thereof) (x) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (y) arise out of or are based upon the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase, or (z) are related to, arise out of or are in connection with the Directed Share Program, and will reimburse the Directed Share Underwriter for any legal or other expenses reasonably incurred by the Directed Share Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that with respect to clauses (y) and (z) above, the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability is finally judicially determined to have resulted from the bad faith or gross negligence of the Directed Share Underwriter.

(ii)            Promptly after receipt by the Directed Share Underwriter of notice of the commencement of any action, the Directed Share Underwriter shall, if a claim in respect thereof is to be made against the Company, notify the Company in writing of the commencement thereof; provided that the failure to notify the Company shall not relieve the Company from any liability that it may have under the preceding paragraph of this Section 10(f) except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Company shall not relieve it from any liability that it may have to the Directed Share Underwriter otherwise than under the preceding paragraph of this Section 10(f). In case any such action shall be brought against the Directed Share Underwriter and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to the Directed Share Underwriter (who shall not, except with the consent of the Directed Share Underwriter, be counsel to the Company), and, after notice from the Company to the Directed Share Underwriter of its election so to assume the defense thereof, the Company shall not be liable to the Directed Share Underwriter under this subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by the Directed Share Underwriter, in connection with the defense thereof other than reasonable costs of investigation. The Company shall not, without the written consent of the Directed Share Underwriter, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Directed Share Underwriter is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (x) includes an unconditional release of the Directed Share Underwriter from all liability arising out of such action or claim and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the Directed Share Underwriter.

(iii)            If the indemnification provided for in this Section 10(f) is unavailable to or insufficient to hold harmless the Directed Share Underwriter under Section 10(f)(i) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the Company shall contribute to the amount paid or payable by the Directed Share Underwriter as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Directed Share Underwriter on the other from the offering of the Directed Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then the Company shall contribute to such amount paid or payable by the Directed Share Underwriter in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Directed Share Underwriter on the other in connection with any statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Directed Share Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Directed Shares (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Directed Share Underwriter for the Directed Shares. If the loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, the relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Directed Share Underwriter on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Directed Share Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 10(f)(iii) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10(f)(iii). The amount paid or payable by the Directed Share Underwriter as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 10(f)(iii) shall be deemed to include any legal or other expenses reasonably incurred by the Directed Share Underwriter in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(f)(iii), the Directed Share Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares sold by it and distributed to the Participants exceeds the amount of any damages which the Directed Share Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(iv)            The obligations of the Company under this Section 10(f) shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of the Directed Share Underwriter and each person, if any, who controls the Directed Share Underwriter within the meaning of the Act and each broker-dealer or other affiliate of the Directed Share Underwriter.

11.      (a)      If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties reasonably satisfactory to the Company to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company or a Selling Stockholder notifies you that it has so arranged for the purchase of such Shares, you or the Company or the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)           If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)           If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company and the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be borne by the Company, the Selling Stockholders and the Underwriters as provided in Section 8 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

12.           The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any director, officer, employee, affiliate or controlling person of any Underwriter, or the Company or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder and shall survive delivery of and payment for the Shares.

13.           If this Agreement shall be terminated pursuant to Section 11 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 8 and 10 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company and the Selling Stockholders as provided herein, or the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company and each of the Selling Stockholders pro rata (based on the number of shares to be sold by the Company and the Selling Stockholder hereunder), with the number of Shares to be sold by Tyler Meade and Marshall Beard to be included, for purposes of this Section, in the number of Shares to be sold by the Company, will reimburse the Underwriters through you for all reasonable and documented out-of-pocket expenses approved in writing by you, including reasonable and documented fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter except as provided in Sections 8 and 10 hereof.

14.           In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman Sachs & Co. LLC and Citigroup Global Markets Inc. on behalf of you as the Representatives.

In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department and Citigroup Global Markets Inc, 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, facsimile number: +1 (646) 291-1469; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule II hereto; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Chief Legal Officer (with a copy to Ryan J. Dzierniejko, Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, New York 10001); and if to any stockholder that has delivered a lock-up letter described in Section 9(i) hereof shall be delivered or sent by mail to his or her respective address provided in Schedule III hereto or such other address as such stockholder provides in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 10(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

15.           This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 10 and 12 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, or any director, officer, employee, or affiliate of any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16.           Time shall be of the essence of this Agreement. As used herein, the term “Business Day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17.           The Company and the Selling Stockholders acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or any Selling Stockholder except the obligations expressly set forth in this Agreement, (iv) the and each Selling Stockholder Company has consulted its own legal and financial advisors to the extent it deemed appropriate, and (v) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company and each Selling Stockholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Stockholder, in connection with such transaction or the process leading thereto.

18.           This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

19.           This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York. The Company and each Selling Stockholder agrees that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company and each Selling Stockholder agrees to submit to the jurisdiction of, and to venue in, such courts.

20.           The Company, each Selling Stockholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21.           This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

22.           Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

23.           Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)           In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)            As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Gemini Space Station, Inc.

By:
Name:
Title:

Selling Stockholders:

Tyler Meade

Marshall Beard

Accepted as of the date hereof

Goldman Sachs & Co. LLC
Citigroup Global Markets Inc.

GOLDMAN SACHS & CO. LLC

By:
Name:
Title:

CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

On behalf of each of the Underwriter

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Goldman Sachs & Co. LLC
Citigroup Global Markets Inc.
Morgan Stanley & Co. LLC
Cantor Fitzgerald & Co.
Evercore Group L.L.C.
Mizuho Securities USA LLC
Truist Securities, Inc.
Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC
Keefe, Bruyette & Woods, Inc.
Needham & Company, LLC
Rosenblatt Securities Inc.
Academy Securities, Inc.
AmeriVet Securities, Inc.

Total

SCHEDULE II

Number of Optional Shares to be Sold if Maximum Option Exercised
The Company.

The Selling Stockholder(s):

Tyler Meade (a)

Marshall Beard (b)

Total

(a)            This Selling Stockholder is represented by Skadden, Arps, Slate, Meagher & Flom LLP at One Manhattan West, New York, New York 10001.

(b)            This Selling Stockholder is represented by Skadden, Arps, Slate, Meagher & Flom LLP at One Manhattan West, New York, New York 10001.

SCHEDULE III

(a)            Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

Electronic roadshow dated [●], 2025

(b)            Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

The initial public offering price per share for the Shares is $[●]

The number of Shares purchased by the Underwriters is [●]

[●]

(c)            Written Testing-the-Waters Communications

Investor presentation dated [●], 2025

Annex I

FORM OF PRESS RELEASE

Gemini Space Station, Inc.

[Date]

Gemini Space Station, Inc. (the “Company”) announced today that Goldman Sachs & Co. LLC and Citigroup Global Markets Inc., the lead book-running manager[s] in the Company’s recent public sale of               shares of Class A common stock, is [waiving] [releasing] a lock-up restriction with respect to             shares of the Class A common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on            , 20         , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Annex II

FORM OF LOCK-UP AGREEMENT

Gemini Space Station, Inc.

Lock-Up Agreement

[●], 2025

Goldman Sachs & Co. LLC
Citigroup Global Markets Inc.

As Representatives of the several Underwriters
named in Schedule I to the Underwriting Agreement

c/o Goldman Sachs & Co. LLC
200 West Street
New York, NY 10282-2198

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013

Re:      Gemini Space Station, Inc. – Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Gemini Space Station, Inc., a Nevada corporation (the “Company”), providing for a public offering (the “Public Offering”) of shares (the “Shares”) of the common stock, par value $0.001 per share, of the Company (the “Class A Common Stock”) pursuant to a Registration Statement on Form S-1 (the “Registration Statement”) to be filed with the U.S. Securities and Exchange Commission (the “SEC”). Capitalized terms used but not defined herein have the meaning assigned to them in the Underwriting Agreement.

In consideration of the agreement by the Underwriters to offer and sell the shares of Class A Common Stock, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, subject to the provisions contained herein, during the period beginning from the date of this lock-up agreement (the “Lock-Up Agreement”) and continuing to and including the date 180 days after the date set forth on the final prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Lock-Up Period”), the undersigned shall not, and shall not cause or direct any of his, her, its or their affiliates to, (i) offer, sell, contract to sell, pledge, grant any option, right or warrant to purchase, purchase any option or contract to sell, lend or otherwise transfer or dispose of any shares of Class A Common Stock, or any options or warrants to purchase any shares of the Class A Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Class A Common Stock (such options, rights, warrants or other securities, collectively, “Derivative Instruments”), including, without limitation, any such Class A Common Stock or Derivative Instruments now owned or hereafter acquired by the undersigned (collectively, the “Lock-Up Securities”), (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Class A Common Stock or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”), (iii) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities, provided that, to the extent the undersigned has demand and/or piggyback registration rights, the foregoing shall not prohibit the undersigned from notifying the Company privately that it is or will be exercising its demand and/or piggyback registration rights following the expiration of the Lock-up Period and undertaking any preparations related thereto, including any confidential submission of a registration statement with the Securities and Exchange Commission during the Lock-up Period or (iv) otherwise publicly announce any intention to engage in or cause any action, activity, transaction or arrangement described in clause (i), (ii) or (iii) above. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period (other than Transfers permitted under this Lock-Up Agreement).

Notwithstanding the foregoing, the undersigned may:

(d)	transfer the undersigned’s Lock-Up Securities

(i)	as one or more bona fide gifts or charitable contributions, or for bona fide estate planning purposes;

(ii)	upon death by will, testamentary document or intestate succession;

(iii)	if the undersigned is a natural person, to any member of the undersigned’s immediate family or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned or, if the undersigned is a trust, to a trustor, trustee or beneficiary of the trust or the estate of a beneficiary of such trust or an entity wholly-owned by one or more members of the undersigned’s immediate family;

(iv)	to a corporation, partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(v)	to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a)(i) through (iv) above;

(vi)	if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) of the undersigned, or to any investment fund or other entity which fund or entity is controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned, or (B) as part of a distribution, transfer or disposition by the undersigned to its stockholders, limited partners, general partners, limited liability company members or other equityholders or to the estate of any such stockholders, limited partners, general partners, limited liability company members or other equityholders;

(vii)	by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree, separation agreement or other court or regulatory agency order;

(viii)	to the Company from an employee of the Company upon death, disability or in connection with the termination of employment, in each case, of such employee;

(ix)	if the undersigned is not an officer or director of the Company, in connection with a sale of the undersigned’s shares of Class A Common Stock acquired (A) from the Underwriters in the Public Offering or (B) in open market transactions after the closing date of the Public Offering;

(x)	to the Company in connection with the vesting, settlement or exercise of restricted stock units (“RSUs”), restricted stock, options, warrants, or other rights to purchase shares of Class A Common Stock (including, in each case, by way of “net” or “cashless” exercise) that are scheduled to expire or vest during the Lock-Up Period, including any transfer to the Company for the payment of tax withholdings or remittance payments due as a result of the vesting, settlement or exercise of such RSUs, restricted stock, options, warrants or other rights, or in connection with the conversion or exchange of convertible or exchangeable securities of the Company or any of its subsidiaries, in all such cases pursuant to equity awards granted under a stock incentive plan or other equity award plan or arrangement, or pursuant to the terms of convertible or exchangeable securities, as applicable, each as described in the Prospectus; provided that any securities received upon such vesting, settlement, exercise or conversion that are not transferred to cover any such tax obligations shall be subject to the terms of this Lock-Up Agreement;

(xi)	in connection with the sale or other transfer of the undersigned’s shares of Class A Common Stock to satisfy any tax obligations or payments due as a result of (A) the exercise of stock options, if such options expire or the post-termination exercise period applicable to such options expire during the Lock-Up Period or (B) the settlement of RSUs pursuant to awards granted under a stock incentive plan or other equity award plan or arrangement described in the Prospectus, provided that, in each case, any securities received upon such exercise or settlement that are not transferred to cover any such tax obligations shall be subject to the terms of this Lock-Up Agreement;

(xii)	to the Company in connection with the conversion, exchange or reclassification of any outstanding equity securities of the Company into shares of Class A Common Stock, or any reclassification, exchange or conversion of the Class A Common Stock, in each case as described and as contemplated in the Prospectus; provided that any such shares of Class A Common Stock received upon such conversion, exchange or reclassification shall be subject to the terms of this Lock-Up Agreement;

(xiii)	in “sell to cover” or similar open market transactions (including, without limitation, sales pursuant to any written plan meeting the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) relating to the transfer, sale or other disposition of the undersigned’s Lock-Up Securities) during the Lock-Up Period to satisfy tax withholding obligations as a result of the exercise, vesting and/or settlement of Company equity awards (including options and RSUs) held by the undersigned and issued pursuant to a plan or arrangement described in the Prospectus;

(xiv)	with the prior written consent of the Representatives on behalf of the Underwriters; or

(xv)	to the Underwriters pursuant to the Underwriting Agreement; provided that (A) in the case of clauses (a)(i), (ii), (iii), (iv), (v) and (vi) above, such transfer or distribution shall not involve a disposition for value, (B) in the case of clauses (a)(i), (ii), (iii), (iv), (v), (vi) and (vii) above, it shall be a condition to the transfer or distribution that the donee, devisee, transferee or distributee, as the case may be, shall sign and deliver a lock-up agreement in the form of this Lock-Up Agreement, (C) in the case of clauses (a)(i) (ii), (iii), (iv), (v), (vi) (vii), (viii), (ix), (x), (xi), (xii) and (xiii) above, no filing by any party (including, without limitation, any donor, donee, devisee, transferor, transferee, distributor or distributee) under the Exchange Act, or other public filing, report or announcement shall be voluntarily made, and if any such filing, report or announcement shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto (A) the circumstances of such transfer or distribution and (B) in the case of a transfer or distribution pursuant to clauses (a)(i) or (vii) above, that the donee, devisee, transferee or distributee has agreed to be bound by a lock-up agreement in the form of this Lock-Up Agreement;

(e)	enter into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act relating to the transfer, sale or other disposition of the undersigned’s Lock-Up Securities, if then permitted by the Company, provided that none of the securities subject to such plan may be transferred, sold or otherwise disposed of until after the expiration of the Lock-Up Period and no public announcement, report or filing under the Exchange Act, or any other public filing, report or announcement, shall be voluntarily made regarding the establishment of such plan during the Lock-Up Period, and if any such filing, report or announcement shall be legally required during the Lock-Up Period, such filing, report or announcement shall include a statement that none of the securities subject to such plan may be transferred, sold or otherwise disposed of pursuant to such plan until after the expiration of the Lock-Up Period; and

(f)	transfer the undersigned’s Lock-Up Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company; provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this Lock-Up Agreement.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed or other Shares the undersigned may purchase in the Public Offering.

For purposes of this Lock-Up Agreement, (i) “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin and (ii) “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the total voting power of the voting securities of the Company (or the surviving entity).

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned, other than a natural person, entity or “group” (as described above) that has executed a letter agreement in substantially the same form as this Lock-Up Agreement.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Class A Common Stock, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service (or such other method approved by the Representatives that satisfies the requirements of FINRA Rule 5131(d)(2)) at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration or that is to an immediate family member as defined in FINRA Rule 5130(i)(5) and (ii) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned now has, and, except as contemplated by clauses (a) and (c) of the third paragraph of this Lock-Up Agreement, for the duration of this Lock-Up Agreement will have, good and marketable title to the undersigned’s Lock-Up Securities, free and clear of all liens, encumbrances and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with the foregoing restrictions.

The undersigned acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this Lock-Up Agreement or the subject matter hereof, and the undersigned has consulted his, her, its, or their own legal, accounting, financial, regulatory, tax and other advisors with respect to this Lock-Up Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may have provided or hereafter provide to the undersigned in connection with the Public Offering a Form CRS and/or certain other disclosures as contemplated by Regulation Best Interest, the Underwriters have not made and are not making a recommendation to the undersigned to enter into this Lock-Up Agreement or to transfer, sell or dispose of, or to refrain from transferring, selling or disposing of, any Class A Common Stock, and nothing set forth in such disclosures or herein is intended to suggest that any Underwriter is making such a recommendation.

This Lock-Up Agreement shall automatically terminate and the undersigned shall be released from all of his, her or its obligations hereunder upon the earlier of (i) the date on which the Registration Statement filed with the SEC with respect to the Public Offering is withdrawn, (ii) the date on which for any reason the Underwriting Agreement is terminated (other than the provisions thereof that survive termination) prior to payment for and delivery of the Shares to be sold thereunder (other than pursuant to the Underwriters’ option thereunder to purchase additional Shares), (iii) the date on which the Company notifies the Representatives, in writing and prior to the execution of the Underwriting Agreement, that it does not intend to proceed with the Public Offering and (iv) October 31, 2025, in the event that the Underwriting Agreement has not been executed by such date (provided, however, that the Company may, by written notice to the undersigned prior to such date, extend such date by a period of up to an additional 90 days).

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflict of laws that would result in the application of any law other than the laws of the State of New York. This Lock-Up Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page follows]

Very truly yours,

IF AN INDIVIDUAL:		IF AN ENTITY:

By:
	(duly authorized signature)	(please print complete name of entity)

Name:		By:
	(please print full name)		(duly authorized signature)

Name:
(please print full name)

Title:
(please print full title)

[Signature Page to Lock-Up Agreement]

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